UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2025

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On January 17, 2025, Blackboxstocks Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Five Narrow Lane LP (including its successors and assigns, each a “Purchaser” and collectively, the “Purchasers”), and Five Narrow Lane LP, as collateral agent for the Purchasers (the “Agent”), pursuant to which the Purchasers agreed to purchase from the Company senior debentures having an aggregate principal amount of $250,000 (the “Initial Debentures”) and amended and restated senior secured convertible debentures having an aggregate principal amount of $2,000,000 (the “Additional Debentures”, and together with the Initial Debentures, the “Debentures”) upon certain closing conditions applicable to the Initial Debentures and Additional Debentures, respectively.

The closing of Initial Debentures (the “Initial Closing”) took place concurrent with the execution and delivery of the Purchase Agreement by the parties thereto, upon satisfaction of certain customary covenants and closing conditions outlined in the Purchase Agreement. The closing of the Additional Debentures, if any (the “Additional Closing”), shall take place upon satisfaction of certain customary closing conditions outlined in the Purchase Agreement, including, but not limited to, the execution and delivery of (i) a Security Agreement (as further described below), (ii) a Subsidiary Guarantee (as further described below), (iii) a Registration Rights Agreement (as further described below), and (iv) a Merger Agreement (as further described below).

The Purchase Agreement contains customary representations, warranties, covenants, confidentiality and indemnification obligations customary for a transaction of the size and type contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Initial Debentures

The Initial Closing was consummated on January 17, 2025. The Initial Debentures bear interest at a rate of 7.00% per annum and will mature on the earlier to occur of the date on which a definitive agreement relating to any “Merger Transaction” (as defined in the Purchase Agreement) (the “Merger Agreement”) is duly executed by the parties signatory thereto (the “Initial Debenture Trigger Date”) or March 15, 2025 (the “Initial Debenture Maturity Date”). At any time prior to the Initial Debenture Maturity Date, the Company may elect to prepay all or a portion of the outstanding amounts due under the Initial Debentures.

On the Initial Debenture Trigger Date, the Company agrees to pay in cash to the Purchasers of the Initial Debentures the outstanding principal amount of the Initial Debentures, together with all accrued and unpaid interest thereon, an exit fee in an amount equal to 15% of the outstanding principal amount of the Initial Debentures (the “Initial Debenture Exit Fee”) and any other amounts due thereunder; provided that, if the “Trigger Conditions” are satisfied as of the Initial Debenture Trigger Date, the Initial Debentures shall be exchanged for Additional Debentures. As defined in the Initial Debentures, “Trigger Conditions” means (a) no event of default has occurred or is continuing or would result from the effectiveness of the Merger Transaction, (b) no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a material adverse effect or to result in a material adverse effect from the effectiveness of the Merger Transaction, (c) the Company has executed and delivered such documents as the holder may reasonably request in connection with the exchange of the Initial Debenture for the Additional Debentures, and (d) the satisfaction of any additional covenants and conditions set forth in the Purchase Agreement.

The Initial Debentures also include customary representations and warranties, as well as events of default, the occurrence of which cause the Initial Debentures to bear interest at a default rate of 18% per annum.

The foregoing description of the Initial Debentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Initial Debentures, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Additional Debentures

At the Additional Closing, the Initial Debentures will be exchanged for the Additional Debentures as senior indebtedness secured by a first priority security interest on substantially all of the assets of the Company. The aggregate principal amount of the Additional Debentures will be $2,000,000 which will be funded by the Purchasers with (i) $250,000 in principal amount credited from the exchange of Initial Debentures, (ii) $500,000 upon execution and delivery of a Merger Agreement, (iii) $750,000 upon the filing with the Securities and Exchange Commission (the “Commission”) of the registration statement on Form S-4 (the “Merger Registration Statement”) in connection with the Merger Transaction , and (iv) $500,000 upon the Commission declaring the Merger Registration Statement effective. The Additional Debentures will bear interest at a rate of 7.00% per annum and will mature on the earlier of the closing of the Merger Transaction (as defined in the Purchase Agreement) or 12 months following the issuance of the Additional Debentures (the “Additional Debenture Maturity Date”).

On the Maturity Date, the Company will repay the aggregate accrued interest and principal amount of the Additional Debentures, and the Additional Debentures may not be prepaid without the written consent of the holders thereof. In the event the Additional Debentures are repaid in cash, the holders shall receive a premium equal to 115% of the outstanding principal and accrued interest balance due on such date. In the event the Additional Debentures are not repaid on the Maturity Date, subject to certain limitations and absence of an event of default, the holders may convert the aggregate principal amount and accrued interest of the Additional Debentures into Company common stock at the conversion price, which will be 175% of the closing price of the Company’s common stock (as quoted by the Nasdaq Stock Market, LLC) on the trading day immediately prior to the execution of the Additional Debentures with a minimum price of $5.00 per share of common stock. Notwithstanding the foregoing, the Additional Debentures will not be convertible into Company common stock if, after such conversion, the holders would beneficially own more than 9.9% of the Company common stock outstanding. The holders may elect to reduce such 9.9% beneficial ownership limitation to 4.9%, effective immediately upon such election.

The Additional Debentures will also include customary representations and warranties, as well as events of default, the occurrence of which will cause the Additional Debentures to bear interest at a default rate of 18% per annum. The Additional Debentures include a most favored nation clause in favor of the holders thereof.

Palladium Capital Group, LLC will serve as placement agent for the Additional Debentures. The Company will pay a placement agent fee upon closing of the Additional Debentures equal to 8% of the gross proceeds from the sale of the Additional Debentures. Such fee will be payable through the issuance by the Company of a debenture to Palladium Capital Group, LLC on identical terms to the Additional Debentures, provided that such debenture will be unsecured.

The foregoing description of the Additional Debentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Additional Debentures, the form of which is attached as Exhibit A to the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, and as a condition to the Additional Closing, the Company and the Purchasers will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of registration statements. Under the Registration Rights Agreement, the Company must file with the Commission an initial registration statement within 15 days to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) in accordance with applicable Commission rules, and obtain effectiveness thereof within 30 days (or in the event of a “full review” by the Commission, 45 days).

The Registration Rights Agreement includes certain other restrictions on piggyback rights, obligations of the Company and the Purchasers, and indemnification obligations of the parties, each as described in greater detail therein.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Registration Rights Agreement, the agreed form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Security Agreement

In connection with the Purchase Agreement, and as a condition to the Additional Closing, the Company, Blackbox.io Inc., a wholly-owned subsidiary of the Company (the “Subsidiary”), and the Agent will enter into a Security Agreement (the “Security Agreement”) which grants the Agent and Purchasers a first priority security interest in substantially all of the assets of the Company to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Additional Debentures. Pursuant to the Security Agreement, the Subsidiary will act as a guarantor with respect to the Company’s obligations under the Additional Debentures.

The foregoing description of the Security Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Security Agreement, the form of which is attached as Exhibit C to the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Subsidiary Guarantee

In connection with the Purchase Agreement, and as a condition the Additional Closing, the Subsidiary will enter into a Subsidiary Guarantee (the “Subsidiary Guarantee”) in favor of the Purchasers, pursuant to which the Subsidiary agrees to guarantee all of the Company’s obligations under the Additional Debentures.

The foregoing description of the Subsidiary Guarantee does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Subsidiary Guarantee, the form of which is attached as Exhibit D to the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Debentures to be issued under the Purchase Agreement were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Debentures have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 7.01 Regulation FD Disclosure

On January 22, 2025, the Company issued a press release announcing the execution of the Purchase Agreement and other transaction documents contemplated thereunder. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference to the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibit	Description
10.1	Securities Purchase Agreement dated as of January 17, 2025, by and among Blackboxstocks Inc. and Five Narrow Lane
10.2	7.00% Senior Debenture dated January 17, 2025
10.3	Form of Registration Rights Agreement
99.1	Press release dated January 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2025	Blackboxstocks Inc.

	By:	/s/ Gust Kepler
Gust Kepler President and Chief Executive Officer